[Jenkens & Gilchrist Letterhead]


                                September 7, 2000



Swift Energy Company
16825 Northchase Dr., Suite 400
Houston, Texas 77069

         Re: Swift Energy Company - Registration Statement on Form S-8 covering 1,660,548 shares of common stock

Gentlemen:

         We have acted as securities counsel to Swift Energy Company, a Texas corporation (the "Company"), in connection with the preparation of a
Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), on or about September 7, 2000, relating to the registration of a total of 1,660,548 shares of common stock (the "Common Stock") of the Company that may be issued by the Company pursuant to employee benefit plans of the Company, including (i) 1,214,404 shares of Common Stock issuable pursuant to the Swift Energy Company 1990 Stock Compensation Plan (the "Compensation Plan"), (ii) 330,000 shares of Common Stock issuable pursuant to the Swift Energy Company 1990 Nonqualified Stock Option Plan (the "Option Plan") and (iii) 116,144 shares of Common Stock issuable pursuant to the Swift Energy Company Employee Savings Plan (the "401(k) Plan" which, together with the Compensation Plan and the Option Plan, are the "Plans").

         You have requested an opinion with respect to certain legal aspects of the filing. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Articles of Incorporation, as amended, and the Bylaws, as amended, of the Company; (2) minutes and records of the corporate proceedings of the Company with respect to the establishment of the Plans, the issuance of the Shares of Common Stock pursuant to the Plans and related matters; (3) the Registration Statement and exhibits thereto, including the Plans; and (4) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Articles of Incorporation, as amended, and the Bylaws, as amended, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

         Based upon our examination, consideration of, and reliance on the documents and other matters described above, and assuming that:

          (1) outstanding incentive or nonqualified options to purchase Shares ("Options") were duly granted, and the Options to be granted in the future are duly granted, in accordance with the terms of the Compensation Plan or the Option Plan, as applicable, and the Shares to be sold and issued in the future upon the exercise of Options or otherwise will be issued and sold in accordance with the terms of the Plans;

          (2) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares available for issuance to those persons who purchase Shares pursuant to the Plans;

          (3) the consideration for the Shares issued pursuant to the Plans is actually received by the Company as provided in the Plans and exceeds the par value of such Shares; and

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          (4) the  board of  directors  of the  Company  authorizes  the  annual issuance of shares of Common Stock to the 401(k) Plan;

we are of the  opinion  that the Shares  issued or sold in  accordance  with the
terms  of  the  Plans  will  be  duly  and  validly   issued,   fully  paid  and
nonassessable.

          The opinions expressed herein are limited to the laws of the State of Texas, and the federal laws of the United States of America and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to us included in or made a part of the



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Registration  Statement.  In giving this  consent,  we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                          Respectfully submitted,

                                          Jenkens & Gilchrist
                                          A Professional Corporation


                                          By: /s/ Donald W. Brodsky
                                              Donald W. Brodsky
                                              Authorized Signatory